Exhibit 5.1

                         [Letterhead of Blank Rome LLP]

                                                         September 10, 2003

Hudson Technologies, Inc.
275 North Middletown Road
Pearl River, New York  10965

Gentlemen:

            You have requested our opinion in connection with the public offering and sale pursuant to a Registration Statement (the "Registration Statement") on Form SB-2 (File no. 333-105128), of Hudson Technologies, Inc., a New York corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), of up to 5,166,320 shares (the "Shares") of the common stock, $.01 par value, of the Company (the "Common Stock") which shares may be issued by the Company (i) upon exercise of subscription rights to be distributed by the Company to its stockholders of record on August 1, 2003 (the "Rights Offering"); or (ii) subsequent to the expiration of the stockholder exercise period for the Rights Offering, upon the subscription by members of the public for the purchase of Shares, to the extent such Shares are then available, in each case as set forth and described more fully in the Registration Statement.

            We have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deemed necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals and the conformity to originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon representations of executive officers of the Company.

            Based upon and subject to the foregoing, it is our opinion that the Shares have been duly and validly authorized and when sold, paid for and issued as contemplated by the Registration Statement, will be duly and validly issued and fully paid and nonassessable.

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Hudson Technologies, Inc.
September 10, 2003
Page 2


            We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.


                                                  Very truly yours,


                                                 /s/ BLANK ROME LLP

                                                   BLANK ROME LLP